Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Statement by Experts" and to the use of our report dated June 29, 2007, in this Registration Statement on Form 20-F of Samson Oil & Gas Limited, dated July 6, 2007.

/s/ Ernst & Young
Perth, Australia
July 4, 2007